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                                                                   EXHIBIT 10.13

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     This First Amendment to Stock Purchase Agreement is made this     day of
April, 1998 by and between Michael T. J. Veltri, individually and as trustee of the Michael T. J. Veltri Revocable Living Trust u/a/d December 17, 1992 ("Veltri"), Veltri Metal Products Co., F/K/A VS Acquisition Co. ("VMP"), VS Holdings, Inc. ("VSH"), and Veltri Holdings USA, Inc. ("VHU").

     WHEREAS, Veltri, Maria Veltri, VMP, VSH and VHU entered into that certain Stock Purchase Agreement dated November 8, 1996 (the "Stock Purchase Agreement");

     WHEREAS, contemporaneously herewith, Talon Automotive Group, Inc. ("TAG") is undergoing the following restructuring (the "Restructuring"): Hawthorne Metal Products Company, J & R Manufacturing and Talon Automotive Group, L.L.C. will be merging with and into Production Stamping, Inc., and Production Stamping, Inc., as the surviving entity, will change its name to Talon Automotive Group, Inc. ("TAG"); VS Holdings No. 2, Inc. will merge with and into VSH; and VSH (which will then be the sole shareholder of VMP), and VHU will then each become wholly owned subsidiaries of TAG;

     WHEREAS, contemporaneously herewith TAG is completing an offering of up to $125,000,000 in senior subordinated notes (the "Notes") pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Offering");

     WHEREAS, Comerica Bank, a Michigan banking corporation, as Agent under a certain credit agreement among TAG, VMP and others, as borrowers, and other banks from time to time a party thereto, as lenders, will provide TAG with a senior credit facility (the "Senior Credit Facility"); and

     WHEREAS, in connection with the Restructuring, Offering, and the Senior Credit Facility, the parties have agreed, among other things, to amend the Stock Purchase Agreement, upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the provisions and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto freely amend the Stock Purchase Agreement pursuant to Section 7.3 of the Stock Purchase Agreement, as follows:

     1. Section 1.3(b)(viii) of the Stock Purchase Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

          "The Earn-Out Amounts shall be paid as follows:

               (A) Subject to the foregoing, the Earn-Out Amounts, if any, payable with respect to the calendar year ending December 31, 1998, (the "1998 Earn-Out"), shall be paid on March 31, 1999 (less any applicable

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                    withholding required pursuant to Section 116, as hereinafter defined), together with interest on the unpaid balance of such amount at the Prime Rate (as hereinafter defined) from and after December 31, 1998 until such amount is paid in full, which interest shall be payable (less any applicable withholding) on March 31, 1999; provided, however, in the event (i) any such installment of interest or the 1998 Earn-Out is not paid when due, and such failure shall continue for a period of ten (10) days following written notice thereof to Buyer, or (ii) of an unwaived event of default under the Senior Credit Facility, then in either such event any of the 1998 Earn Out remaining unpaid after March 31, 1999 shall thereafter bear interest at a rate equal to the Prime Rate plus Two percent (2%) until the same is paid in full; and

               (B) Subject to the foregoing, the Earn-Out Amounts, if any, payable with respect to the calendar year ending December 31, 1999 (the "1999 Earn-Out") shall be paid on March 31, 2000 (less any applicable withholding required pursuant to Section 116) together with interest on the unpaid balance of such amount at the Prime Rate from and after December 31, 1999 until such amount is paid in full, which interest shall be payable (less any applicable withholding) on March 31, 2000; provided, however, in the event (i) any such installment of interest or the 1999 Earn-Out is not paid when due, and such failure shall continue for a period of ten (10) days following written notice thereof to Buyer, or
                    (ii) of an unwaived event of default under the Senior Credit Facility, then in either such event any of the 1999 Earn Out remaining unpaid after March 31, 2000 shall thereafter bear interest at a rate equal to the Prime Rate plus Two percent (2%) until the same is paid in full."

     2. Section 6.1(a)(ii)(d) of the Stock Purchase Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

          "(d) Redeem or otherwise acquire any of their respective stock, securities or other equity interests (other than in connection with any stock option plans for the benefit of employees), which, when aggregated with the amounts permitted pursuant to Section 6.1(a)(ii)(e) hereof, would exceed an annual amount equal to One Hundred Thousand Cdn. Dollars (Cdn. $100,000) per year;"

     3. Notwithstanding anything contained in the Stock Purchase Agreement, or any other agreement to the contrary, Veltri hereby consents to: (a) the Restructuring; (b) VMP's, VSH's and VHU's guaranty of all of TAG's obligations under the Senior Credit Facility and all documents executed in connection therewith; and (c) VMP's, VSH's and VHU's guaranty of all of TAG's obligations under the Notes to be issued in connection with the Offering and all documents executed in connection therewith.

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     4.   Every other Section and Sub-Section of the Stock Purchase Agreement as
          originally executed and delivered shall remain in full force and effect as so executed and delivered, and are hereby confirmed and ratified and shall continue in full force and effect as provided therein.

     5. All capitalized terms not otherwise herein defined shall have the meaning assigned to them in the Stock Purchase Agreement.

     The parties hereto have executed this First Amendment to Stock Purchase Agreement as of the date written above.


                                          /s/ Michael T.J. Veltri
                                          --------------------------------------
                                          MICHAEL T. J. VELTRI, INDIVIDUALLY AND
                                          AS TRUSTEE FOR THE MICHAEL T. J.
                                          VELTRI REVOCABLE LIVING TRUST U/A/D
                                          DECEMBER 17, 1996

                                          VELTRI METAL PRODUCTS CO.

                                          By: /s/ Michael T.J. Veltri
                                              -------------------------------
                                          Its: PRESIDENT
                                              -------------------------------


                                          VS HOLDINGS, INC.

                                          By: [SIG]
                                              -------------------------------
                                          Its:
                                              -------------------------------


                                          VELTRI HOLDINGS USA, INC.

                                          By: [SIG]
                                              -------------------------------
                                          Its:
                                              -------------------------------


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